UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

PENN NATIONAL GAMING, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant’s Telephone Number, Including Area Code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, the Board of Directors (the “Board”) of Penn National Gaming, Inc. (“Penn National” or the “Company”) approved two performance-based supplemental equity awards for the Company’s President and Chief Executive Officer, Jay Snowden, with vesting contingent upon achieving absolute stock price milestones and relative total shareholder return (“TSR”) milestones.

Background

The Board believes these awards are an important tool for incentivizing Mr. Snowden to continue achieving transformational growth and creating long-term value for Penn National shareholders and stakeholders.

In approving the awards, the Compensation Committee of the Board (the “Committee”), with the advice of the Committee’s independent compensation consultant, Exequity LLP, recognized the potential for continued strong absolute and relative share value growth. The Committee believes that Mr. Snowden brings a unique blend of leadership acumen, experience, and knowledge of the Company’s industry and business. Further, it believes Mr. Snowden has the right vision for Penn National and that his leadership is critical in driving the continued execution of that vision.

These awards, which have been designed with the interests of shareholders in mind, consist of (i) a restricted stock grant with performance vesting conditions tied to the achievement of stock price hurdles, which must be maintained for 60 consecutive trading days, during the period ending December 31, 2025 (the “Stock Price Hurdle Award”), and (ii) an award of stock-settled restricted stock units that provides an opportunity to earn additional shares if the Company’s five-year TSR measured at the end of 2026 and 2027 equals or exceeds the 75th percentile of the S&P 500 (the “Relative TSR Hurdle Award”). The Stock Hurdle Award and the Relative TSR Hurdle Award were both awarded under the Company’s 2018 Long Term Incentive Compensation Plan, as amended.

A History of Driving Significant Shareholder Returns

Mr. Snowden previously served as Penn National’s President and Chief Operating Officer from March 2017 until his promotion to President and CEO in January 2020. During this period, he led the Company’s successful margin improvement plan, which generated significant shareholder value and set the stage for a stronger, more efficient Penn National, which would later help the Company weather the impact of the COVID-19 pandemic. Mr. Snowden also led the Company’s integration efforts following the highly accretive acquisition of Pinnacle Entertainment, which nearly doubled the size of Penn National, creating the nation’s largest regional gaming operator. The transaction provided the Company with significantly increased scale and geographic diversification, as well as what would become one of the industry’s leading loyalty programs, mychoice. Penn National’s footprint — which will soon include 42 properties across 20 states following the addition of Hollywood Casino Perryville in Maryland — and a database of over 20 million gaming customers, has positioned the Company to take advantage of tremendous additional growth opportunities in sports betting and iCasino.

As the primary architect of the Company’s interactive strategy, one of Mr. Snowden’s first steps as CEO was to enter into a series of transactions to monetize Penn National’s excess sports betting and iCasino “skins” with a portfolio of leading operators, including DraftKings, PointsBet and theScore, thereby creating valuable recurring revenue and equity value from the Company’s skin partners. Soon after, Mr. Snowden led the Company’s acquisition of a minority interest in Barstool Sports, a leading sports media and entertainment company with a fully integrated media platform. The Company’s market leading regional footprint of best-in-class gaming operations, combined with Barstool’s expertise in sports media and entertainment, was a major driver of his vision to evolve Penn National from a retail casino operator into the leading omni-channel provider of retail and interactive gaming, sports betting and entertainment. Shortly following the Barstool acquisition, Penn National’s stock achieved a then-record high of $38.28 on February 13, 2020 – a 46% increase.

While the subsequent outbreak of the COVID-19 pandemic presented significant operating challenges, including the temporary closure of all of the Company’s properties, Mr. Snowden successfully navigated Penn National through a series of mitigation efforts and capital raises, underscoring the Company’s resilience. He and his team also reimagined Penn National’s operational norms and product offerings, creating a more modern and efficient operating model and achieving all-time high margins. To put this in perspective, Penn National achieved a 237.9% TSR in 2020, compared to -7.6% among its peer group and 18.4% for the S&P 500 index.

Aligned with Shareholders

The awards were granted with the principal objective of linking Mr. Snowden’s long-term compensation opportunity with shareholder value creation, both on an absolute stock performance basis and relative to the S&P 500 index. The awards require tremendous stock price appreciation and significant relative shareholder returns in order for Mr. Snowden to earn them, consistent with Penn National’s pay-for-performance approach to executive compensation. These returns are also consistent with the Company’s long track record of creating substantial value for shareholders – since its initial public offering nearly 27 years ago, Penn National has delivered 43,085% TSR.

Because the awards are structured to motivate extraordinary long-term performance, are entirely at risk, and correlate directly with shareholder outcomes, the Board believes that they directly align with the interests of all Penn National shareholders. The Board also believes that, because the maximum number of shares available under the awards represents less than 0.6% of the shares outstanding as of the date of grant, the dilutive effect on shareholders is reasonable given the increase in shareholder value that would be represented by achievement of the stock price and TSR milestones. In addition, both awards impose follow-on continued employment vesting conditions that must be satisfied for the awards to fully vest. Finally, the Board believes that the provisions of the awards concerning change in control and termination are in keeping with shareholders’ interests.

Terms of the Performance Awards

The Stock Price Hurdle Award provides an opportunity to earn between 20,000 and 300,000 shares if the stock price hurdles in the following table are achieved during the period ending December 31, 2025.

Stock Price Hurdle	Number of Shares Earned

$132.00	20,000

$140.94	30,000

$186.04	50,000

$245.58	75,000

$324.16	125,000

Total Shares	300,000

To satisfy a stock price hurdle, the price of the Company’s common stock must close above the stock price hurdle for 60 consecutive trading days. The total number of shares earned under the Stock Price Hurdle establishes the maximum number of shares in each of the two performance periods established in the Relative TSR Hurdle Award.

The Relative TSR Hurdle Award provides an opportunity to earn, in each of two, five-year performance periods, restricted stock units representing between 0% and 100% of the total number of restricted shares earned under the Stock Price Hurdle Award, subject to achieving the following relative TSR hurdles:

Penn’s TSR Percentile Performance vs. the S&P 500	Percent of Stock Price Hurdle Restricted Shares Earned

Below 75th Percentile	0%

75th Percentile	50%

90th Percentile	75%

95th Percentile	100%

Relative TSR performance will be measured at the end of 2026 and 2027 based on Penn National’s relative TSR performance (compared to that of the S&P 500 index) over the following periods, with restricted stock units potentially earned in each period.

Measurement Year	Relative TSR Measurement Period

2026	2022–2026

2027	2023–2027

To encourage the long-term retention of Mr. Snowden, both awards impose follow-on continued employment vesting conditions that must be satisfied for the awards to fully vest. Specifically, any shares earned based on satisfaction of a performance condition under the Stock Price Hurdle Award vest in annual 1/3 increments over three years following achievement of the performance condition, subject to Mr. Snowden’s continued employment, subject to certain exceptions. The Stock Price Hurdle Award provides an additional retention-driven condition, under which the award’s 3-year employment vesting schedule may not begin before April 1, 2022. Any restricted stock units earned under the Relative TSR Hurdle Award will vest in annual 1⁄2 increments over two years following achievement of the performance condition, subject to Mr. Snowden’s continued employment.

The grant date fair value of the full award is estimated to be approximately $48.7 million. The Company expects the stock-based compensation expense to be recognized in connection with the Stock Price Hurdle Award to be approximately $19.4 million, which will be amortized over a weighted average period of approximately 4.25 years, and approximately $29.3 million in connection with the Relative TSR Hurdle Award, which will be amortized over a weighted average period of approximately 7.71 years.

The foregoing summary of the terms of the Stock Price Hurdle Award and the Relative TSR Hurdle Award is not complete and is qualified in its entirety by reference to the full text of the award agreements for each of these awards, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021.

Forward Looking Statements

All statements included in this Current Report on Form 8-K, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the Company’s anticipated results of operation and financial condition, future stock price performance, future margin improvements, stock-based compensation expense and the closing of the Perryville transaction with Gaming and Leisure Properties, Inc. (“GLPI”). Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the magnitude and duration of the impact of the COVID-19 pandemic on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 (and reoccurrences), and other natural or man-made disasters or catastrophic events; (d) the consummation of the Perryville transaction with GLPI is subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (e) the Company may not be able to achieve the stock prices with respect to Mr. Snowden’s performance awards due to factors beyond its control; (f) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to retain key talent, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; and (g) other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2021	PENN NATIONAL GAMING, INC.

	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Deputy General Counsel

5